UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ICTV BRANDS, INC.
(Name of Registrant as Specified in Its Charter)

Brian L. Pessin Norman H. Pessin Sandra F. Pessin Diana S. Pessin
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION

DATED APRIL 23, 2018

Brian L. Pessin

NORMAN H. PESSIN

______ ___, 2018

Dear Fellow ICTV Stockholder:

Brian L. Pessin and Norman H. Pessin, together with the other participants in this solicitation named herein (collectively, “we” or “us”), are the beneficial owners of an aggregate of 9,983,414 shares of common stock, par value $0.001 per share (the “Common Stock”), of ICTV Brands Inc., a Nevada corporation (“ICTV” or the “Company”), representing approximately 19.1% of the outstanding shares and making us the Company’s largest stockholder. Through the enclosed Consent Statement, we are soliciting your consent for the removal of three existing members of the Board of Directors of ICTV (the “Board”).

We have serious concerns with the way the Company has been managed under the leadership of its long-time Chairman and CEO Kelvin Claney. Over the past five years in particular, ICTV has generated horrific performance and caused an egregious destruction of value for stockholders. The Company’s revenues have dropped from $41 million for the year ended December 31, 2013 to $27.5 million for trailing 12 months ended September 31, 2017.1 This with 2017 results including nearly three quarters of results of PhotoMedex, which was acquired in January 2017 and itself had $38 million of revenues for 2016.2 The Company also has experienced net losses in six out of the last seven reported fiscal years (with 2013 as the lone exception), with an aggregate net loss of more than $5 million over that period of time. As a result, ICTV’s stock price has declined precipitously, from a high of over $1.00 per share in Q1 2014 down over 80% to only $0.18 per share as of the end of Q1 2018. Yet, the incumbent Board appears to be unwilling to hold Mr. Claney accountable and to take other necessary measures to turn the Company around. We therefore believe the Board must be reconstituted to ensure that directors take all necessary steps for the Company’s stockholders, the true owners of ICTV, to realize the maximum value of their investment.

We are launching this consent solicitation because we believe that stockholders must take action now to prevent further destruction of value. We urge you to carefully consider the information contained in the attached Consent Statement and then support our efforts by signing, dating and returning the enclosed WHITE consent card today. The attached Consent Statement and the enclosed WHITE consent card are first being furnished to the stockholders on or about _______ __, 2018. We urge you not to sign any revocation of consent card that may be sent to you by ICTV. If you have done so, you may revoke that revocation of consent by delivering a later dated WHITE consent card to us, in care of Saratoga Proxy Consulting LLC (“Saratoga”), which is assisting us, at their address and toll-free numbers listed on the following pages, or to the principal executive offices of ICTV.

1 In the Company’s earnings press release issued November 20, 2017, the Company disclosed revenues for the nine months ended September 30, 2017 of $23.2 million. In the Company’s earnings press release issued March 28, 2017, the Company disclosed revenues for the three months ended December 31, 2016 of $4.3 million.

2 As disclosed in the audited financial statements of PhotoMedex, Inc. and Subsidiaries filed as an exhibit to the amendment to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 10, 2017.

If you have any questions or require any assistance in executing your consent, please contact Saratoga, which is assisting us, at the address and toll-free numbers listed on the following page.

Thank you for your support,

/s/ Brian L. Pessin	/s/ Norman H. Pessin
Brian L. Pessin	Norman H. Pessin

If you have any questions, require assistance in executing your WHITE consent card,

or need additional copies of our consent materials,

please contact Saratoga at the phone numbers listed below.

Stockholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED APRIL 23, 2018

ICTV Brands Inc.

_________________________

CONSENT STATEMENT

OF

Brian L. Pessin

NORMAN H. PESSIN

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT CARD TODAY

This Consent Statement and the accompanying WHITE consent card are being furnished to you as a stockholder of ICTV Brands Inc., a Nevada corporation (“ICTV” or the “Company”), by Norman H. Pessin and Brian L. Pessin (together with the other participants in this solicitation named herein, collectively, “we”, “us” or “our”), in connection with our solicitation of written consents to remove three of the five existing members of the Company’s Board of Directors (the “Board”). As the Company’s largest stockholder, with aggregate beneficial ownership of 9,983,414 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), constituting approximately 19.1% of the outstanding shares, we believe the Board must be reconstituted to ensure that directors take all necessary steps for the Company’s stockholders, the true owners of ICTV, to realize the maximum value of their investment.

A solicitation of written consents is a process that allows a company’s stockholders to act by submitting written consents to one or more proposed stockholder actions in lieu of voting in person or by proxy at an annual or special meeting of stockholders. We are soliciting written consents from the holders of shares of the Common Stock to take the following actions (each, as more fully described in this Consent Statement, a “Proposal” and together, the “Proposals”), without a stockholders’ meeting, as authorized by Nevada law:

Proposal 1 – Repeal any provision of the Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), in effect at the time this Proposal becomes effective, including any amendments thereto, which was not included in the Bylaws that were in effect as of the date of the initial filing of this Consent Solicitation with the Securities and Exchange Commission (the “SEC”) on April 23, 2018 (the “Bylaw Restoration Proposal”); and

Proposal 2 – Remove without cause three members of the Board: Kelvin Claney, Stephen Jarvis and Donald McDonald Jr., and each person elected or appointed to the Board to fill any vacancy on the Board or any newly-created directorships on or after the date of the initial filing of this Consent Solicitation with the SEC on April 23, 2018 and prior to the effectiveness of the Proposals (the “Removal Proposal”).

This Consent Statement and the enclosed WHITE consent card are first being sent or given to the stockholders of ICTV on or about ______ __, 2018.

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We are soliciting your consent in favor of the adoption of the Removal Proposal because we do not believe the incumbent Board is willing to hold the Company’s leadership accountable and take necessary measures to turn the Company around. If we are successful in our consent solicitation, the Board will consist of two continuing directors: William Kinnear and Diana Pessin. Diana Pessin is a participant in this solicitation. We believe that these continuing directors would effect the operational and strategic changes required in order to maximize stockholder value at ICTV. However, these continuing directors are not party to any agreement, arrangement or understanding, and have not given any commitment or assurance, regarding how they will vote or act, and there can be no guaranty that these continuing directors will implement any actions that we believe necessary at ICTV.

If we are successful in our consent solicitation, we expect that the continuing directors will seek to fill one or more of the vacancies on the Board left by the removed directors. In accordance with the Charter and the Bylaws, such vacancies can be filled by the affirmative vote of a majority of all the directors in office, without requiring stockholder approval. Pursuant to the Bylaws, a director elected to fill a vacancy would serve until the next election of directors by stockholders. Under the Charter, the Board is divided into three classes with each director holding office for a three-year term and the terms of the three classes staggered so that the term for one class of directors expires on the date of the annual meeting of the Company’s stockholders each year. Therefore, a replacement director appointed by the continuing directors to fill a vacancy on the Board may next be up for reelection at the Company’s 2018, 2019 or 2020 annual meeting of stockholders. The continuing directors have not agreed whether and how many replacement directors they would seek to appoint to the Board, have not agreed on a process for identifying replacement directors and have not agreed on the identity of replacement directors. We believe that it is critical that any replacement director have a strong and broad skill set with substantial industry and financial experience germane to ICTV, and be independent from management.

In addition, we are soliciting your consent in favor of the adoption of the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to the removal of the incumbent members of the Board through changes to the Bylaws following the date of the initial filing of this Consent Solicitation with the SEC on April 23, 2018.

The Bylaws provide that the Board may fix a record date for determining the stockholders entitled to take action by written consent without a meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Pursuant to the Bylaws, if not otherwise fixed by the Board, the record date for determining stockholders entitled to take action without a meeting is the date the first stockholder consent is delivered to the Company. This is consistent with Section 78.350 of the Nevada Revised Statutes. We anticipate delivering to the Company a signed written consent approving each of the Proposals on _____ __, 2018.  It is thereby anticipated that _____ __, 2018 will be the record date for determining stockholders entitled to give their written consent to the Proposals, unless the record date is otherwise fixed by the Board in accordance with the Bylaws and Nevada law (the “Record Date”). Only stockholders of record as of the close of business on the Record Date will be entitled to consent to the Proposals. If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Common Stock after the Record Date.

WE URGE YOU TO SIGN, DATE AND RETURN THE WHITE CONSENT CARD IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN

Pursuant to Section 78.335 of the Nevada Revised Statutes, any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. In accordance with Sections 78.320 and 78.335 of the Nevada Revised Statutes, the Company’s Amended and Restated Articles of Incorporation (the “Charter”) and the Bylaws, the effectiveness of the Removal Proposal therefore requires the affirmative consent of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote as of the close of business on the Record Date. In accordance with Section 78.320 of the Nevada Revised Statutes, the Charter and the Bylaws, the effectiveness of the Bylaw Restoration Proposal requires the affirmative consent of stockholders representing at least a majority of the voting power of the issued and outstanding stock entitled to vote as of the close of business on the Record Date. Each Proposal will be effective without further action when we deliver to ICTV such requisite number of consents. The Removal Proposal and the Bylaw Restoration Proposal are not subject to, or conditioned upon, the effectiveness of the other Proposal.

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In addition, none of the Proposals will be effective unless the delivery of the written consents complies with the Bylaws. Under the Bylaws, a written consent is not effective to take the action referred to in the consent unless, within 60 days of the earliest dated consent delivered to the Company, written consents signed by a sufficient number of stockholders to take action are delivered to the Company. We anticipate delivering to the Company a signed written consent approving each of the Proposals on _____ __, 2018. Consequently, by _____ __, 2018, we will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of record of a sufficient number of shares of Common Stock as of the close of business on the Record Date to effect each of the Proposals. Nevertheless, we intend to set _____ __, 2018 as the goal for submission of written consents. WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT.

We reserve the right to submit to ICTV consents at any time within 60 days of the earliest dated written consent delivered to ICTV. See “Consent Procedures” for additional information regarding such procedures.

As of the Record Date, we were the beneficial owner of an aggregate of __________ shares of Common Stock, representing approximately _____% of the outstanding shares of Common Stock. We intend to consent in favor of the Proposals with respect to all of such shares of Common Stock.

According to the Company’s definitive proxy statement filed with the SEC on December 4, 2017, there were 52,303,725 shares of Common Stock outstanding as of November 30, 2017. The Company has not yet announced the number of shares of Common Stock outstanding as of the Record Date, each of which is entitled to one consent on each Proposal. The mailing address of the principal executive offices of ICTV is 489 Devon Park Drive, Suite 306, Wayne, PA 19087.

We urge you to vote in favor of the Proposals by signing, dating and returning the enclosed WHITE consent card. The failure to sign and return a consent will have the same effect as voting against the Proposals. Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

THIS CONSENT SOLICITATION IS BEING MADE BY Brian L. Pessin, Norman H. Pessin AND THE OTHER PARTICIPANTS NAMED HEREIN, AND NOT BY OR ON BEHALF OF THE COMPANY. WE URGE YOU TO SIGN, DATE AND RETURN THE WHITE CONSENT CARD IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN.

Important Notice Regarding the Availability of Consent Materials for this Consent Solicitation

This Consent Statement is available at __________________

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IMPORTANT

PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please submit your consent to us today by signing, dating and returning the enclosed WHITE consent card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Brian L. Pessin, c/o Saratoga Proxy Consulting LLC, 520 8th Avenue, 14th Floor, New York, NY 10018 (“Saratoga”), so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a consent by a record holder of shares of Common Stock will be presumed to be a consent with respect to all shares held by such record holder unless the consent specifies otherwise.

Only stockholders of record as of the close of business on the Record Date will be entitled to consent to the Proposals. If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Common Stock after the Record Date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. MARKING THE “AGAINST CONSENT” OR “ABSTAIN” BOXES ON THE ENCLOSED WHITE CONSENT CARD, IN ADDITION TO BROKER NON-VOTES, WILL HAVE THE SAME EFFECT AS A REJECTION OF THE PROPOSALS.

If you have any questions, require assistance in executing your WHITE consent card,

or need additional copies of our consent materials,

please contact Saratoga at the phone numbers listed below.

Stockholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

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QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION

The following are some of the questions you, as a stockholder, may have and answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this Consent Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Consent Statement. We urge you to carefully read this entire Consent Statement prior to making any decision on whether to grant any consent hereunder.

WHO IS MAKING THE SOLICITATION?

The solicitation is being made by Brian L. Pessin, Norman H. Pessin and the other Participants (as defined below) named herein. As of April 23, 2018, we were the beneficial owners of an aggregate of 9,983,414 shares of Common Stock, representing approximately 19.1% of the outstanding shares and making us the Company’s largest stockholder. For additional information on the Participants, please see “Additional Information Concerning the Participants” starting on page 15 of this Consent Statement.

WHAT ARE WE ASKING THAT THE STOCKHOLDERS CONSENT TO?

We are asking you to consent to two corporate actions:

(1)   the Bylaw Restoration Proposal, which would repeal any provision of the Bylaws in effect at the time this Proposal becomes effective, including any amendments thereto, which was not included in the Bylaws that were in effect as of the date of the initial filing of this Consent Solicitation with the SEC on April 23, 2018; and

(2)   the Removal Proposal, providing for the removal of three members of the Board: Kelvin Claney, Stephen Jarvis and Donald McDonald Jr.

WHY ARE WE SOLICITING YOUR CONSENT?

As described in more detail in the “Reasons for our Solicitation” section below, we are soliciting your consent in favor of the adoption of the Removal Proposal because we do not believe the incumbent Board is willing to hold the Company’s leadership accountable and take necessary measures to turn the Company around. If we are successful in our consent solicitation, the Board will consist of two continuing directors: William Kinnear and Diana Pessin. Diana Pessin is a participant in this solicitation. We believe that these continuing directors would effect the operational and strategic changes required in order to maximize stockholder value at ICTV. However, these continuing directors are not party to any agreement, arrangement or understanding, and have not given any commitment or assurance, regarding how they will vote or act, and there can be no guaranty that these continuing directors will implement any actions that we believe necessary at ICTV.

If we are successful in our consent solicitation, we expect that the continuing directors will seek to fill one or more of the vacancies on the Board left by the removed directors. In accordance with the Charter and the Bylaws, such vacancies can be filled by the affirmative vote of a majority of all the directors in office, without requiring stockholder approval. Pursuant to the Bylaws, a director elected to fill a vacancy would serve until the next election of directors by stockholders. Under the Charter, the Board is divided into three classes with each director holding office for a three-year term and the terms of the three classes staggered so that the term for one class of directors expires on the date of the annual meeting of the Company’s stockholders each year. Therefore, a replacement director appointed by the continuing directors to fill a vacancy on the Board may next be up for reelection at the Company’s 2018, 2019 or 2020 annual meeting of stockholders. The continuing directors have not agreed whether and how many replacement directors they would seek to appoint to the Board, have not agreed on a process for identifying replacement directors and have not agreed on the identity of replacement directors. We believe that it is critical that any replacement director have a strong and broad skill set with substantial industry and financial experience germane to ICTV and be independent from management.

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In addition, we are soliciting your consent in favor of the adoption of the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to the removal of the incumbent members of the Board through changes to the Bylaws following the date of the initial filing of this Consent Solicitation with the SEC on April 23, 2018.

WHO IS ELIGIBLE TO GRANT WRITTEN CONSENTS IN FAVOR OF THE PROPOSALS?

Stockholders of record of Common Stock as of the close of business on the Record Date have the right to consent to the Proposals. Under the applicable provisions of the Bylaws, stockholders of record as of the close of business on the Record Date will be entitled to one vote per share of Common Stock. According to the Company’s definitive proxy statement filed with the SEC on December 4, 2017, there were 52,303,725 shares of Common Stock outstanding as of November 30, 2017. The Company has not yet announced the number of shares of Common Stock outstanding as of the Record Date.

WHEN IS THE DEADLINE FOR SUBMITTING CONSENTS?

We urge you to submit your consent as soon as possible. Under the Bylaws, a written consent is not effective to take the action referred to in the consent unless, within 60 days of the earliest dated consent delivered to the Company, written consents signed by a sufficient number of stockholders to take action are delivered to the Company. We anticipate delivering to the Company a signed written consent approving each of the Proposals on _____ __, 2018. Consequently, by _____ __, 2018, we will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of record of a sufficient number of shares of Common Stock as of the close of business on the Record Date to effect each of the Proposals. Nevertheless, we intend to set _____ __, 2018 as the goal for submission of written consents. WE URGE YOU TO ACT AS SOON AS POSSIBLE TO ENSURE THAT YOUR CONSENT WILL COUNT.

HOW MANY CONSENTS MUST BE RECEIVED IN ORDER TO ADOPT THE PROPOSALS?

Pursuant to Section 78.335 of the Nevada Revised Statutes, any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. In accordance with Sections 78.320 and 78.335 of the Nevada Revised Statutes, the Charter and the Bylaws, the effectiveness of the Removal Proposal therefore requires the affirmative consent of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote as of the close of business on the Record Date. In accordance with Section 78.320 of the Nevada Revised Statutes, the Charter and the Bylaws, the effectiveness of the Bylaw Restoration Proposal requires the affirmative consent of stockholders representing at least a majority of the voting power of the issued and outstanding stock entitled to vote as of the close of business on the Record Date. Each Proposal will be effective without further action when we deliver to ICTV such requisite number of consents. The Removal Proposal and the Bylaw Restoration Proposal are not subject to, or conditioned upon, the effectiveness of the other Proposal.

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According to the Company’s definitive proxy statement filed with the SEC on December 4, 2017, there were 52,303,725 shares of Common Stock outstanding as of November 30, 2017. The Company has not yet announced the number of shares of Common Stock outstanding as of the Record Date, each of which is entitled to one consent on each Proposal. Assuming the number of shares of Common Stock outstanding as of the Record Date is the same as the number of shares of Common Stock outstanding as of November 30, 2017, (1) the affirmative consent of stockholders representing at least 26,151,863 shares of Common Stock would be necessary to effect the Bylaw Restoration Proposal and (2) the affirmative consent of stockholders representing at least 34,869,151 shares of Common Stock would be necessary to effect the Removal Proposal. The actual number of consents necessary to effect the Proposals will depend on the facts as they exist on the Record Date.

WHAT SHOULD YOU DO TO SUPPORT OUR PROPOSALS?

If your shares of Common Stock are registered in your own name, please submit your consent to us by signing, dating and returning the enclosed WHITE consent card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Brian L. Pessin, c/o Saratoga Proxy Consulting LLC, 520 8th Avenue, 14th Floor, New York, NY 10018, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

DO I HAVE APPRAISAL OR DISSENTERS’ RIGHTS?

No. Stockholders are not entitled to appraisal or dissenters’ rights under Nevada law in connection with the Proposals or this Consent Statement.

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WHOM SHOULD YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

If you have any questions or require any assistance in executing your consent, please contact Saratoga, which is assisting us, toll-free at (888) 368-0379.

If you have any questions, require assistance in executing your WHITE consent card,

or need additional copies of our consent materials,

please contact Saratoga at the phone numbers listed below.

Stockholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

8

REASONS FOR OUR SOLICITATION

As of April 23, 2018, we were the beneficial owners of an aggregate of 9,983,414 shares of Common Stock, representing approximately 19.1% of the outstanding shares and making us the Company’s largest stockholder. We believe that our interests are aligned with the Company’s other stockholders, and our goal is to maximize value at ICTV for the benefit of all stockholders.

We have serious concerns with the way the Company has been managed under the leadership of its long-time Chairman and CEO Kelvin Claney. Over the past five years in particular, ICTV has generated horrific performance and caused an egregious destruction of value for stockholders. The Company’s revenues have dropped from $41 million for the year ended December 31, 2013 to $27.5 million for trailing 12 months ended September 31, 2017.3 This with 2017 results including nearly three quarters of results of PhotoMedex, which was acquired in January 2017 and itself had $38 million of revenues for 2016.4 The Company has experienced net losses in six out of the last seven reported fiscal years (with 2013 as the lone exception), with an aggregate net loss of more than $5 million over that period of time. As a result, ICTV’s stock price has declined precipitously, from over $1.00 per share in Q1 2014 down over 80% to only $0.18 per share as of the end of Q1 2018.

We believe that Mr. Claney’s membership on the Board and his apparent continued support by directors Stephen Jarvis and Donald McDonald, Jr. are responsible for the Board’s unwillingness to hold Mr. Claney accountable and take other necessary measures to turn the Company around. We therefore believe the Board must be reconstituted by removing directors Kelvin Claney, Stephen Jarvis and Donald McDonald, Jr., to ensure that directors are willing to take all necessary steps for the Company’s stockholders, the true owners of ICTV, to realize the maximum value of their investment.

We are soliciting your consent in favor of the adoption of the Removal Proposal because we do not believe the Board, as currently constituted, is willing to hold the Company’s leadership accountable and take necessary measures to turn the Company around. If we are successful in our consent solicitation, the Board will consist of two continuing directors: William Kinnear and Diana Pessin. Diana Pessin is a participant in this solicitation. We believe that these continuing directors would effect the operational and strategic changes required in order to maximize stockholder value at ICTV. However, these continuing directors are not party to any agreement, arrangement or understanding, and have not given any commitment or assurance, regarding how they will vote or act, and there can be no guaranty that these continuing directors will implement any actions that we believe necessary at ICTV.

If we are successful in our consent solicitation, we expect that the continuing directors will seek to fill one or more of the vacancies on the Board left by the removed directors. In accordance with the Charter and the Bylaws, such vacancies can be filled by the affirmative vote of a majority of all the directors in office, without requiring stockholder approval. Pursuant to the Bylaws, a director elected to fill a vacancy would serve until the next election of directors by stockholders. Under the Charter, the Board is divided into three classes with each director holding office for a three-year term and the terms of the three classes staggered so that the term for one class of directors expires on the date of the annual meeting of the Company’s stockholders each year. Therefore, a replacement director appointed by the continuing directors to fill a vacancy on the Board may next be up for reelection at the Company’s 2018, 2019 or 2020 annual meeting of stockholders. The continuing directors have not agreed whether and how many replacement directors they would seek to appoint to the Board, have not agreed on a process for identifying replacement directors and have not agreed on the identity of replacement directors. We believe that it is critical that any replacement director have a strong and broad skill set with substantial industry and financial experience germane to ICTV and be independent from management.

In addition, we are soliciting your consent in favor of the adoption of the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to the removal of the incumbent members of the Board through changes to the Bylaws following the date of the initial filing of this Consent Solicitation with the SEC on April 23, 2018.

3 In the Company’s earnings press release issued November 20, 2017, the Company disclosed revenues for the nine months ended September 30, 2017 of $23.2 million. In the Company’s earnings press release issued March 28, 2017, the Company disclosed revenues for the three months ended December 31, 2016 of $4.3 million.

4 As disclosed in the audited financial statements of PhotoMedex, Inc. and Subsidiaries filed as an exhibit to the amendment to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 10, 2017.

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PROPOSAL 1 – THE BYLAW RESTORATION PROPOSAL

We are asking you to consent to the adoption of the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to the removal of three of the five existing members of the Board through changes to the Bylaws following the date of the initial filing of this Consent Solicitation with the SEC. The Charter and the Bylaws permit the Board to amend the Bylaws, or enact new Bylaws, without stockholder approval. We are concerned that the Board may use this power to enact additional restrictive Bylaws limiting existing stockholders’ rights and abilities to take action in their capacity as stockholders of ICTV.

The following is the text of the Bylaw Restoration Proposal:

“RESOLVED, that any provision of the Amended and Restated Bylaws of ICTV Brands Inc. as of the effectiveness of this resolution that was not included in the Amended and Restated By-Laws filed with the Securities and Exchange Commission as of April 23, 2018, be and are hereby repealed.”

If the Board does not effect any additional changes to the version of the Bylaws publicly available in filings by ICTV with the SEC as of April 23, 2018, the Bylaw Restoration Proposal will have no further effect. However, if the incumbent Board has made additional changes since that time, such as amending the provision in the Bylaws to change the procedure by which a record date is set in connection with a consent solicitation, the Bylaw Restoration Proposal, if adopted, will restore the Bylaws to the version that was publicly available in filings by ICTV with the SEC as of April 23, 2018, without considering the nature of any changes the incumbent Board may have adopted. As a result, the Bylaw Restoration Proposal could have the effect of repealing Bylaw amendments that one or more stockholders of the Company may consider to be beneficial to them or to the Company. However, the Bylaw Restoration Proposal will not preclude the Board from reconsidering any repealed Bylaw changes following the consent solicitation. We are not currently aware of any specific Bylaw provisions that would be repealed by the adoption of the Bylaw Restoration Proposal.

Section 78.120(2) of the Nevada Revised Statutes provides that, unless a company’s articles of incorporation grant the exclusive right to directors, stockholders have the power to adopt, amend or repeal a company’s bylaws. The Charter does not contain any such provision granting exclusive right to directors to amend the Bylaws, and specifically provides that stockholders have the power to amend or repeal the Bylaws and to adopt new Bylaws.

In accordance with Section 78.320 of the Nevada Revised Statutes, the Charter and the Bylaws, the effectiveness of the Bylaw Restoration Proposal requires the affirmative consent of stockholders representing at least a majority of the voting power of the issued and outstanding stock entitled to vote as of the close of business on the Record Date. According to the Company’s definitive proxy statement filed with the SEC on December 4, 2017, there were 52,303,725 shares of Common Stock outstanding as of November 30, 2017. The Company has not yet announced the number of shares of Common Stock outstanding as of the Record Date, each of which is entitled to one consent on each Proposal. Assuming the number of shares of Common Stock outstanding as of the Record Date is the same as the number of shares of Common Stock outstanding as of November 30, 2017, the affirmative consent of stockholders representing at least 26,151,863 shares of Common Stock would be necessary to effect the Bylaw Restoration Proposal. The actual number of consents necessary to effect the Bylaw Restoration Proposal will depend on the facts as they exist on the Record Date.

WE URGE YOU TO CONSENT TO THE BYLAW RESTORATION PROPOSAL.

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PROPOSAL 2 – THE REMOVAL PROPOSAL

We are asking you to consent to the Removal Proposal to remove three of the five existing members of the Board, including any other person or persons appointed to the Board to fill any vacancy or any newly-created directorships. The following is the text of the Removal Proposal:

“RESOLVED, that Kelvin Claney, Stephen Jarvis and Donald McDonald Jr., and each person elected or appointed to the Board to fill any vacancy on the Board or any newly-created directorships prior to the effectiveness of this proposal, be and hereby is removed.”

The Bylaws provide that the Board is divided into three classes (Class 1, Class 2 and Class 3), with each class being as nearly equal in number as possible. Each director holds office for a three-year term. The terms of the three classes are staggered so that the term for one class of directors expires on the date of the annual meeting of the Company’s stockholders each year. The term of the director elected as a Class 1 member will expire as of the Company’s 2018 annual meeting of stockholders, the term of the directors elected as Class 2 members will expire as of the Company’s 2019 annual meeting of stockholders and the term of the directors elected as Class 3 members will expire as of the Company’s 2020 annual meeting of stockholders. Of the three directors proposed to be removed, Kelvin Claney and Donald McDonald Jr. are Class 3 directors and Stephen Jarvis is a Class 2 director.

If we are successful in our consent solicitation, the Board will consist of two continuing directors: William Kinnear, a Class 1 director with a term expiring at the Company’s 2018 annual meeting of stockholders; and Diana Pessin, a Class 2 director with a term expiring at the Company’s 2019 annual meeting of stockholders. Diana Pessin is a participant in this solicitation. We believe that these continuing directors would effect the operational and strategic changes required in order to maximize stockholder value at ICTV. However, these continuing directors are not party to any agreement, arrangement or understanding, and have not given any commitment or assurance, regarding how they will vote or act, and there can be no guaranty that these continuing directors will implement any actions that we believe necessary at ICTV.

If we are successful in our consent solicitation, we expect that the continuing directors will seek to fill one or more of the vacancies on the Board left by the removed directors. In accordance with the Charter and the Bylaws, such vacancies can be filled by the affirmative vote of a majority of all the directors in office, without requiring stockholder approval. Pursuant to the Bylaws, a director elected to fill a vacancy would serve until the next election of directors by stockholders. Under the Charter, the Board is divided into three classes with each director holding office for a three-year term and the terms of the three classes staggered so that the term for one class of directors expires on the date of the annual meeting of the Company’s stockholders each year. Therefore, a replacement director appointed by the continuing directors to fill a vacancy on the Board may next be up for reelection at the Company’s 2018, 2019 or 2020 annual meeting of stockholders. The continuing directors have not agreed whether and how many replacement directors they would seek to appoint to the Board, have not agreed on a process for identifying replacement directors and have not agreed on the identity of replacement directors. We believe that it is critical that any replacement director have a strong and broad skill set with substantial industry and financial experience germane to ICTV and be independent from management.

Pursuant to Section 78.335 of the Nevada Revised Statutes, any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. In accordance with Sections 78.320 and 78.335 of the Nevada Revised Statutes, the Charter and the Bylaws, the effectiveness of the Removal Proposal therefore requires the affirmative consent of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote as of the close of business on the Record Date. According to the Company’s definitive proxy statement filed with the SEC on December 4, 2017, there were 52,303,725 shares of Common Stock outstanding as of November 30, 2017. The Company has not yet announced the number of shares of Common Stock outstanding as of the Record Date, each of which is entitled to one consent on each Proposal. Assuming the number of shares of Common Stock outstanding as of the Record Date is the same as the number of shares of Common Stock outstanding as of November 30, 2017, the affirmative consent of stockholders representing at least 34,869,151 shares of Common Stock would be necessary to effect the Removal Proposal. The actual number of consents necessary to effect the Removal Proposal will depend on the facts as they exist on the Record Date.

WE URGE YOU TO CONSENT TO THE REMOVAL PROPOSAL.

11

CONSENT PROCEDURES

Section 78.320 of the Nevada Revised Statutes provides that, unless otherwise provided in a company’s articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Article IX, Section 9.1 of the Charter and Section 2.14 of the Bylaws provide that any action required or permitted to be taken at a stockholder meeting may be taken without a meeting if a consent or consents in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Bylaws provide that the Board may fix a record date for determining the stockholders entitled to take action by written consent without a meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Pursuant to the Bylaws, if not otherwise fixed by the Board, the record date for determining stockholders entitled to take action without a meeting is the date the first stockholder consent is delivered to the Company. This is consistent with Section 78.350 of the Nevada Revised Statutes. We anticipate delivering to the Company a signed written consent approving each of the Proposals on _____ __, 2018.  It is thereby anticipated that _____ __, 2018 will be the Record Date for determining stockholders entitled to give their written consent to the Proposals, unless the Record Date is otherwise fixed by the Board in accordance with the Bylaws and Nevada law. Under the applicable provisions of the Bylaws, stockholders of record as of the close of business on the Record Date will be entitled to one consent per share of Common Stock.

In addition, none of the Proposals will be effective unless the delivery of the written consents complies with the Bylaws. Under the Bylaws, a written consent is not effective to take the action referred to in the consent unless, within 60 days of the earliest dated consent delivered to the Company, written consents signed by a sufficient number of stockholders to take action are delivered to the Company. We anticipate delivering to the Company a signed written consent approving each of the Proposals on _____ __, 2018. Consequently, by _____ __, 2018, we will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of record of a sufficient number of shares of Common Stock as of the close of business on the Record Date to effect each of the Proposals. Nevertheless, we intend to set _____ __, 2018 as the goal for submission of written consents. WE URGE YOU TO ACT AS SOON AS POSSIBLE TO ENSURE THAT YOUR CONSENT WILL COUNT. We reserve the right to submit to ICTV consents at any time within 60 days of the earliest dated written consent delivered to ICTV.

Revocation of Written Consents

An executed consent card may be revoked at any time by delivering a written consent revocation before the time that the action authorized by the executed consent becomes effective. Revocations may only be made by the record holder that granted such consent. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated WHITE consent card that is properly executed will constitute a revocation of any earlier consent. The revocation may be delivered either to Brian L. Pessin, c/o Saratoga Proxy Consulting LLC, 520 8th Avenue, 14th Floor, New York, NY 10018, or to the principal executive offices of ICTV. Although a revocation is effective if delivered to ICTV, we request that either the original or photostatic copies of all revocations of consents be mailed or delivered to Brian L. Pessin, c/o Saratoga Proxy Consulting LLC, 520 8th Avenue, 14th Floor, New York, NY 10018, so that we will be aware of all revocations and can more accurately determine if and when sufficient unrevoked consents to the actions described in this Consent Statement have been received.

12

Procedural Instructions

You may consent to any of the proposals on the enclosed WHITE consent card by marking the “CONSENT” box and signing, dating and returning the WHITE consent card in the envelope provided. You may also withhold your consent with respect to any of the proposals on the enclosed WHITE consent card by marking the “WITHHOLD CONSENT” box, and signing, dating and returning the WHITE consent card in the envelope provided. You may abstain from consenting to any of the proposals on the enclosed WHITE consent card by marking the “ABSTAIN” box and signing, dating and returning the WHITE consent card in the envelope provided.

If you sign, date and return the WHITE consent card, but give no direction with respect to certain of the proposals, you will be deemed to consent to any such proposal.

Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

WE URGE YOU TO CONSENT TO ALL THE PROPOSALS ON THE ENCLOSED WHITE CONSENT CARD.

SOLICITATION OF CONSENTS

The solicitation of consents pursuant to this consent solicitation is being made by Brian L. Pessin and the other participants named herein. Consents may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

We have retained Saratoga to provide solicitation and advisory services in connection with this solicitation. Saratoga will receive a fee not to exceed $_______, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Saratoga will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Saratoga will employ approximately ________ persons to solicit ICTV stockholders as part of this solicitation.

The entire expense of soliciting proxies is being borne by us. Costs of this solicitation are currently estimated to be approximately $_______. We estimate that through the date hereof our expenses in connection with this solicitation are approximately $_______. We may seek reimbursement from ICTV of expenses we incur in connection with the solicitation. If we do seek such reimbursement, we intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL INFORMATION CONCERNING THE PARTICIPANTS

The participants in this solicitation are anticipated to be Brian L. Pessin, Norman H. Pessin, Sandra F. Pessin and Diana S. Pessin (each a “Participant” and collectively, the “Participants”). The principal occupation of each of Brian L. Pessin, Norman H. Pessin and Sandra F. Pessin is investing in securities. The principal occupation of Diana S. Pessin is serving as Vice President of User Acquisition & Programmatic Buying with HBO. Diana S. Pessin also serves on the Board. The principal business address of each of the Participants is 366 Madison Avenue, 14th Floor, New York, NY 10017.

13

As of the date of this filing, Brian L. Pessin directly beneficially owned an aggregate of 1,989,651 shares of Common Stock, Norman H. Pessin directly beneficially owned an aggregate of 2,240,484 shares of Common Stock, Sandra F. Pessin directly beneficially owned an aggregate of 5,696,079 shares of Common Stock, and Diana S. Pessin directly beneficially owned an aggregate of 57,200 shares of Common Stock.

On October 4, 2016, each of Brian L. Pessin and Sandra F. Pessin entered into a Securities Purchase Agreement with the Company and the certain other investors named therein, pursuant to which Brian L. Pessin agreed to purchase 882,353 shares of Common Stock and Sandra F. Pessin agreed to purchase 3,529,412 shares of Common Stock, from the Company in a private placement at a price of $0.34 per share, subject to certain closing conditions. The purchases were completed on January 23, 2017.

For information regarding transactions during the past two years by each of the Participants in the Company’s securities, see Schedule I.

Each Participant, as a member of a “group” with the other Participant for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the shares of Common Stock owned in the aggregate by all of the Participants. Each Participant disclaims beneficial ownership of the shares of Common Stock he, she or it does not directly own, except to the extent of his, her or its pecuniary interest therein. For information regarding purchases and sales of securities of the Company during the past two years by the Participants, see Schedule I.

Except as set forth in this Consent Statement (including the Schedules hereto), (i) during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Participants, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.

14

STOCKHOLDER PROPOSALS

According to the Company’s definitive proxy statement for its special meeting of stockholders held on December 29, 2017, any stockholder proposal intended to be presented at the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”) must be received at the Company’s principal executive offices not later than February 28, 2018, in order to be considered for possible inclusion in the Company’s Proxy Statement and form of Proxy relating to that meeting. The Charter and the Bylaws do not include other procedures for submitting stockholder proposals for consideration at stockholder meetings.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2018 Annual Meeting is based on information contained in the Company’s public filings with the SEC. The incorporation of this information in this Consent Statement should not be construed as an admission by us that such procedures are legal, valid or binding.

15

SPECIAL INSTRUCTIONS

If you were a record holder of shares of Common Stock as of the close of business on the Record Date, you may elect to consent to, vote against consenting to or abstain with respect to each Proposal by marking the “CONSENT,” “AGAINST CONSENT” or “ABSTAIN” box, as applicable, underneath each Proposal on the accompanying WHITE consent card and signing, dating and returning it promptly in the enclosed post-paid envelope.

IF A STOCKHOLDER EXECUTES AND DELIVERS A WHITE CONSENT CARD, BUT FAILS TO CHECK A BOX MARKED “CONSENT,” “AGAINST CONSENT” OR “ABSTAIN” FOR A PROPOSAL, THAT STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THAT PROPOSAL, EXCEPT THAT THE STOCKHOLDER WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE THE APPLICABLE INSTRUCTION TO THE REMOVAL PROPOSAL PROVIDES ON THE CARD.

YOUR CONSENT IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED WHITE CONSENT CARD AND RETURN IT IN THE ENCLOSED POST-PAID ENVELOPE PROMPTLY. YOU MUST DATE YOUR CONSENT IN ORDER FOR IT TO BE VALID. FAILURE TO SIGN, DATE AND RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can execute a consent with respect to those shares of Common Stock and only on receipt of specific instructions from you. Thus, you should contact the person responsible for your account and give instructions for the WHITE consent card to be signed representing your shares. You should confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Brian L. Pessin, c/o Saratoga Proxy Consulting LLC, 520 8th Avenue, 14th Floor, New York, NY 10018, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

If you have any questions, require assistance in executing your WHITE consent card,

or need additional copies of our consent materials,

please contact Saratoga at the phone numbers listed below.

Stockholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

16

ADDITIONAL INFORMATION

See Schedule II for information regarding persons who beneficially own more than 5% of the shares of Common Stock and the ownership of Common Stock by the directors and executive officers of ICTV.

The information concerning the Company contained in this Consent Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information. Although we do not have any information that would indicate that any information contained in this Consent Statement that has been taken from such documents is inaccurate or incomplete, we do not take any responsibility for the accuracy or completeness of such information.

Brian L. Pessin
Norman H. Pessin

_________, 2018

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SCHEDULE I

TRANSACTIONS IN THE SECURITIES OF THE COMPANY

DURING THE PAST TWO YEARS

Shares of Common Stock Purchased / (Sold)	Date of Purchase / Sale

Brian L. Pessin

882,353 (1)	01/23/2017 (1)

SANDRA F. PESSIN

3,529,412 (1)	01/23/2017 (1)

(1)	On October 4, 2016, each of Brian L. Pessin and Sandra F. Pessin entered into a Securities Purchase Agreement with the Company and the certain other investors named therein, pursuant to which they agreed to purchase from the Company in a private placement shares of Common Stock at a price of $0.34 per share, subject to certain closing conditions. The purchases were completed on January 23, 2017.

I-1

SCHEDULE II

The following table is re-printed from the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 4, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 31, 2017. The number of shares beneficially owned by each entity, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares which the individual or entity has the right to acquire within sixty days through the exercise of an option, conversion feature or similar right.

Directors and Officers	Title	Number of Shares Owned	Percent of Class Owned(19)
Kelvin Claney (1)(7)(14)	Chairman of the Board of Directors and Chief Executive Officer	8,661,036	16.5%
Richard Ransom (1)(8)	President	2,080,332	3.9%
Ernest P. Kollias, Jr (1)(9)	Chief Financial Officer	363,500	0.7%
Stephen Jarvis (2)(10)	Director	546,999	1.0%
William Kinnear (3)(11)	Director	141,667	0.3%
Donald McDonald, Jr. (4)(12)	Director	116,667	0.2%
Diana Pessin (5)(13)	Director	2,063,518	4.0%
All directors and officers as a group (7 persons named above)		13,961,219	25.8%

5% Security Holders
The Better Blocks Trust, declared January 1, 1994 (6)		6,668,660	12.7%
Norman Pessin (15)		2,240,484	4.3%
Sandra Pessin (15)(20)		5,696,079	10.9%
LeoGroup Private Debt Facility, L.P. (16)(17)		5,786,765	11.1%
DG Value Partners, LP (18)		890,528	1.7%
DG Value Partners II Master Fund (18)		3,911,235	7.5%

* Less than 1%

Except as noted below, all shares are held of record and each record stockholder has sole voting and investment power. Ownership percentage calculations are based on 52,053,725 shares of common stock outstanding as of March 31, 2017.

(1)	This business address for these persons is 489 Devon Park Drive, Suite 306. Wayne, PA 19087.
(2)	Mr. Jarvis’ business address is 820 Aralco Bldg., Unit 301, J P Razal Street, Poblacion, Makati City 1210, Phillipines.
(3)	Mr. Kinnear’s business address is 72 Airdrie Road, Toronto, Ontario M4G 1M2, Canada.
II-1

(4)	Mr. McDonald’s business address is 431 Drummers Lane, Wayne PA 19087.
(5)	Ms. Pessin’s business address is 310 E 75th Street, Apt 2a, New York, NY 10021.
(6)	The address for The Better Blocks Trust is 34 Manchester Court, Berwyn, PA 19312.
(7)	Includes 533,333 shares as to which Mr. Claney holds exercisable options within 60 days.
(8)	Includes 1,141,666 shares as to which Mr. Ransom holds exercisable options within 60 days.
(9)	Includes 200,000 shares as to which Mr. Kollias holds exercisable options within 60 days.
(10)	Includes 183,334 shares as to which Mr. Jarvis holds exercisable options within 60 days.
(11)	Includes 141,667 shares as to which Mr. Kinnear holds exercisable options within 60 days.
(12)	Includes 116,667 shares as to which Mr. McDonald holds exercisable options within 60 days.
(13)	Includes 1,989,561 shares owned indirectly by spouse, Brian Pessin and 16,667 shares as to which Ms. Pessin holds exercisable options within 60 days.
(14)	Includes 6,668,660 shares owned by The Better Blocks Trust, of which Mr. Claney is a joint trustee. Mr. Claney disclaims beneficial ownership of the shares and options owned or controlled by The Better Blocks Trust beyond the extent of his pecuniary interest.
(15)	Mr. and Mrs. Pessin’s business address is 366 Madison Avenue, 14th Floor, New York, NY 10017.
(16)	The address for LeoGroup Private Debt Facility, L.P. is 100 Wood Avenue South, #209, Iselin, NJ 08830. The shares reported herein are held directly by LeoGroup Private Debt Facility, L.P., or LeoGroup LP. LeoGroup Management, LLC, or LeoGroup Management, is the General Partner of LeoGroup LP. LeoGroup Management is 100% owned by The Leo Group, LLC, or LeoGroup. Matthew J. Allain is the principal owner of LeoGroup. The shares directly owned by LeoGroup LP may be deemed indirectly owned by LeoGroup Management, Leo Group and Mr. Allain; however, each of LeoGroup Management, Leo Group and Mr. Allain disclaims beneficial ownership of these securities except to the extent of its respective pecuniary interest therein, if any, and the inclusion of these shares herein shall not be deemed an admission of beneficial ownership of all of the shares for purposes of Section 16 or any other purpose.
(17)	The address for DG Value Partners, LP and DG Value Partners II Master Fund is 460 Park Avenue, 22nd Floor, New York, NY 10022
(18)	Currently exercisable options have been included as outstanding shares for purposes of this calculation.
II-2

WHITE CONSENT CARD

CONSENT OF STOCKHOLDERS OF ICTV Brands Inc. TO ACTION WITHOUT A MEETING:

THIS CONSENT SOLICITATION IS BEING MADE BY Brian L. Pessin, Norman H. Pessin, AND THE OTHER PARTICIPANTS NAMED IN THEIR CONSENT SOLICITATION

C O N S E N T

Unless otherwise indicated below, the undersigned, a stockholder of record of ICTV Brands Inc. (the “Company”) as of ______ __, 2018 (the “Record Date”), hereby consents pursuant to Section 78.320 of the Nevada Revised Statutes with respect to all shares of the Company’s common stock, par value $0.001 per share (the “Shares”), held by the undersigned to the taking of the following actions without a meeting of the stockholders of the Company:

IF NO BOX IS MARKED FOR A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED BELOW PROPOSAL 2. WE RECOMMEND THAT YOU CONSENT TO PROPOSALS 1-2.

1.	Repeal any provision of the Amended and Restated Bylaws of the Company (the “Bylaws”) in effect at the time this proposal becomes effective, including any amendments thereto, which was not included in the Bylaws that were in effect as of April 23, 2018.

	☐	☐	☐
	Consent	Withhold Consent	Abstain

2.	Remove without cause Kelvin Claney, Stephen Jarvis and Donald McDonald Jr., and each person elected or appointed to the Company’s Board of Directors to fill any vacancy or any newly-created directorships on or after April 23, 2018 and prior to the effective date of these proposals.

	☐	☐	☐
	Consent	Withhold Consent	Abstain

INSTRUCTION: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE REMOVAL OF ALL THE PERSONS NAMED IN PROPOSAL 2, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE REMOVAL OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL 2, BUT NOT ALL OF THEM, OR IF YOU DO NOT WISH TO APPROVE THE REMOVAL OF ANY OTHER PERSON OR PERSONS ELECTED OR APPOINTED TO THE BOARD ON OR AFTER April 23, 2018 BUT PRIOR TO THE EFFECTIVE DATE OF PROPOSAL 2, CHECK THE “CONSENT” BOX ABOVE AND WRITE (1) THE NAME OF EACH SUCH PERSON YOU DO NOT WISH REMOVED AND/OR (2) “DO NOT CONSENT TO REMOVAL OF FUTURE DIRECTORS,” IN THE SPACE PROVIDED BELOW.

Proposal 1 and Proposal 2 are not subject to, or conditioned upon, the effectiveness of the other Proposal.

IN THE ABSENCE OF WITHHOLDING OF CONSENT OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Date:	, 2018

Signature of Stockholder

Signature (if held jointly)

Name and Title of Representative (if applicable)

IMPORTANT NOTE TO STOCKHOLDERS:

Please sign exactly as name appears hereon. If the Shares are held by joint tenants or as community property, both should sign. When signing as executor, administrator, trustee, guardian, or other representative, please give full title. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

THIS SOLICITATION IS BEING MADE BY Brian L. Pessin, Norman H. Pessin, AND THE OTHER PARTICIPANTS NAMED IN THEIR CONSENT SOLICITATION, AND NOT ON BEHALF OF THE COMPANY.

PLEASE SIGN, DATE AND MAIL YOUR WHITE CONSENT CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.